UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2012

SEACOR Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 523-2200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On December 7, 2012, SEACOR Holdings Inc. (the "Company") issued a press release (the "December 7th Press Release") announcing the declaration by the Board of Directors of a special cash dividend of $5.00 per share of common stock payable to stockholders of record on December 17, 2012, that the special cash dividend is expected to be paid on or about December 26, 2012, and the expectation by the Company that its common stock would trade ex‑dividend beginning on December 12, 2012. On December 10, 2012, the Company issued a corrective press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference, the purpose of which is to announce that the ex-divided date relating to the $5.00 special cash dividend is expected to be December 13, 2012 (rather than December 12, 2012 as originally set forth in the December 7th Press Release).

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Corrective press release issued on December 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By: /s/ Paul L. Robinson
Name:     Paul L. Robinson

Title:	Senior Vice President, General Counsel
and Corporate Secretary

Date:  December 10, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Corrective press release issued on December 10, 2012